EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 21, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (Apr 2009 – Mar 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.6%	-4.2%	-7.7%	-11.0%	-9.9%	-6.3%	-1.6%	-6.3%	10.5%	-29.5%	-0.6	-0.8
B**	-1.6%	-4.2%	-7.8%	-11.6%	-10.5%	-6.9%	-2.3%	-6.9%	10.5%	-30.8%	-0.6	-0.8
Legacy 1***	-1.6%	-4.1%	-7.2%	-9.1%	-7.9%	-4.4%	N/A	-4.4%	10.3%	-24.8%	-0.4	-0.6
Legacy 2***	-1.6%	-4.1%	-7.2%	-9.3%	-8.2%	-4.7%	N/A	-4.7%	10.3%	-25.5%	-0.4	-0.6
Global 1***	-1.6%	-4.1%	-7.2%	-8.8%	-7.5%	-5.0%	N/A	-5.0%	9.9%	-23.8%	-0.5	-0.6
Global 2***	-1.6%	-4.1%	-7.3%	-9.0%	-7.7%	-5.2%	N/A	-5.2%	9.8%	-24.9%	-0.5	-0.7
Global 3***	-1.6%	-4.2%	-7.6%	-10.4%	-9.3%	-6.9%	N/A	-6.9%	9.8%	-31.1%	-0.7	-0.9

S&P 500 Total Return Index****	1.4%	0.5%	1.5%	21.4%	14.5%	21.1%	7.4%	21.1%	14.0%	-16.3%	1.4	2.6
Barclays Capital U.S. Long Gov Index****	-0.4%	-0.1%	6.2%	-4.9%	7.9%	4.8%	6.0%	4.8%	11.5%	-15.5%	0.5	0.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					29%
Energy	9%	Long	Crude Oil	3.7%	Long	9%	Long	Crude Oil	3.7%	Long
			Brent Crude Oil	1.8%	Long			Brent Crude Oil	1.8%	Long
Grains/Foods	11%	Long	Soybeans	3.4%	Long	11%	Long	Soybeans	3.4%	Long
			Corn	1.7%	Long			Corn	1.7%	Long
Metals	9%	Short	Gold	3.5%	Long	9%	Short	Gold	3.5%	Long
			Copper	1.6%	Short			Copper	1.5%	Short
FINANCIALS	71%					71%
Currencies	36%	Short $	Japanese Yen	7.0%	Short	36%	Short $	Japanese Yen	7.0%	Short
			Euro	4.9%	Long			Euro	4.9%	Long
Equities	17%	Long	S&P 500	4.6%	Long	17%	Long	S&P 500	4.6%	Long
			Nasdaq	1.7%	Long			Nasdaq	1.7%	Long
Fixed Income	18%	Long	Bunds	4.5%	Long	18%	Long	Bunds	4.5%	Long
			U.S. Treasury Bonds	3.3%	Long			U.S. Treasury Bonds	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices fell by more than 2% in anticipation warmer weather across the U.S. will reduce overall demand.  Gasoline blendstock prices fell after the U.S. Energy Information Administration reported domestic crude oil inventories increased for the ninth straight week.

Grains/Foods
Coffee prices decreased over 13% after significant rainfall in Brazil’s drought-ridden growing areas eased supply concerns.  Prices for lean hogs increased by more than 5% because an outbreak of a porcine virus put pressure on supplies.

Metals
Precious metal markets fell following comments from Janet Yellen, Chair of the Federal Reserve, which alluded to possible interest rate hikes in 2015.  Nickel prices rose by more than 2% as the threat of international sanctions against Russia raised supply concerns.

Currencies	The U.S. dollar predominantly rose following the Federal Reserve’s comments regarding potential interest rate hikes in 2015. The Canadian dollar depreciated against counterparts on the same news.
Equities
The German DAX Index rallied by more than 3%, driven higher by a report which showed better-than-expected consumer confidence in the Eurozone.  The Dow Jones Industrial Average added more than 2% as investors reacted to positive economic data in the U.S. and the Federal Reserve’s plan to continue tapering its bond-buying program.

Fixed Income
Long-term U.S. Treasury prices fell due to heavy liquidations which were caused by Janet Yellen’s press conference.  Prices for British Long Gilts also moved lower because the UK Chancellor announced his proposed changes to the pension budget, which may force a slowdown in the rate of bond purchases.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.